Exhibit 10.1

AMENDMENT NUMBER TWO TO CREDIT AGREEMENT

This Amendment Number Two to Credit Agreement (this “Amendment”) is entered into as of May 15, 2008, by and among CAPTARIS, INC., a Washington corporation (“Borrower”), WELLS FARGO FOOTHILL, LLC, as administrative agent (“Agent”) and sole Lender under that certain Credit Agreement dated January 2, 2008, by and among Borrower, Agent and the Lenders (as amended, restated, extended, renewed, replaced or otherwise modified from time to time, the “Credit Agreement”), with respect to the following:

RECITALS

A. Borrower has requested that the Lender Group agree to certain amendments of the Credit Agreement; and

B. The Lender Group is willing to so amend the Credit Agreement as set forth herein.

NOW, THEREFORE, Borrower and the Lender Group hereby amend the Credit Agreement as follows:

1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement unless specifically defined herein.

2. AMENDMENTS.

(a)The following new definitions are hereby added to Schedule 1.1 of the Credit Agreement in alphabetical order:

“CDT” means Captaris Document Technologies GmbH, a German company and indirect wholly owned Subsidiary of Borrower, formerly known as Océ Document Technologies GmbH.

“CV Note” means that certain promissory note dated January 2, 2008 in the original principal amount of EUR 31,594,000, made by Captaris Verwaltungs GmbH to the order of Borrower.

(b)The following existing definition in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“EBITDA” means, with respect to any fiscal period, Borrower’s consolidated net earnings (or loss), minus extraordinary gains, foreign currency gains, interest income, and any software development costs to the extent capitalized during such period, plus non-cash extraordinary losses, foreign currency losses, Interest Expense, income taxes, depreciation and amortization, and non-cash compensation expense for such period, in each case, determined on a consolidated basis in accordance with GAAP, plus out of pocket costs incurred by Borrower in connection with the proposed sale of Borrower (in amounts not to exceed $700,000 incurred during the quarter ending March 31, 2008, not to exceed $500,000 incurred during the quarter ending June 30, 2008, and not to exceed $400,000 incurred during the quarter ending September 30, 2008), plus severence expenses incurred by Borrower (in amounts not to exceed $350,000 incurred during the quarter ending March 31, 2008 and not to exceed $350,000 incurred during the quarter ending June 30, 2008), plus non-cash in-process research and development charges incurred during the quarter ending March 31, 2008 in connection with Borrower’s acquisition of CDT (in an amount not to exceed $1,250,000). For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), if at any time during such Reference Period (and after the Closing Date) Borrower or any of its Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S X promulgated under the Securities Act and as interpreted by the staff of the SEC) or in such other manner acceptable to Agent as if the Permitted Acquisition occurred on the first day of such Reference Period.

(c) Subsection (b) of Schedule 5.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) (i) an unaudited consolidated and consolidating balance sheet, income statement, and statement of cash flow covering Borrower’s and its Subsidiaries’ operations during such period, including comparisons versus budget and prior year and (ii) a report of the Fujitsu Siemens and CDT partnership detailing deployments to date for the current fiscal year, with billed amounts and scheduled deployments with target billing amounts; provided that for Borrower’s fiscal quarter ending March 31, 2008, Borrower shall deliver such partnership report as soon as practicable, which is expected to be by May 31, 2008.

(d) Section 7(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Minimum EBITDA. Achieve EBITDA, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
-$4,000,000	For the 3 month period ending March 31, 2008

-$4,000,000	For the 6 month period ending June 30, 2008

-$1,200,000	For the 9 month period ending September 30, 2008

$9,000,000	For the 12 month period ending December 31, 2008

$12,000,000	For the 12 month period ending March 31, 2009

$14,000,000	For the 12 month period ending June 30, 2009

$15,000,000	For the 12 month period ending September 30, 2009 and ending at the end of each quarter thereafter

(e) Section 8(j) of the Credit Agreement is hereby amended to remove “or” at the end of the section.

(f) Section 8(k) of the Credit Agreement is hereby amended by adding “or” at the end of the section.

(g) Section 8 of the Credit Agreement is hereby amended by adding a new subsection at the end thereof as follows:

(l) If Borrower fails to receive a principal payment on the CV Note in an amount not less than $4,000,000 by July 31, 2008, or if Borrower fails to use at least $4,000,000 of such funds to repay Advances made under the Credit Agreement, which repayment shall occur promptly after receipt of such principal payment, which is expected to be by June 30, 2008, but in any event no later than July 31, 2008.

(h) Clause (c) of Schedule 3.6 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c) on or about the date that is 150 days after the Closing Date, Agent shall have received a Source Code Escrow Agreement, duly executed by the Loan Parties, Agent and an escrow agent reasonably satisfactory to Agent, with respect to the source and object code for each version or versions of each item of computer software programs or other technology of the Loan Parties constituting the Required Library.

3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to the Lender Group that all of Borrower’s representations and warranties set forth in the Credit Agreement are true, complete and accurate in all respects as of the date hereof.

4. NO DEFAULTS OR EVENTS OF DEFAULT. Borrower hereby affirms to the Lender Group that, upon satisfaction of the conditions set forth in Section 5 hereof, no Default or Event of Default has occurred and is continuing as of the date hereof.

5. CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Agent of:

(a) a fully executed copy of this Amendment;

(b) a fully executed acknowledgement from the Guarantors in the form attached hereto;

(c) an amendment fee of $15,000; and

(d) such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate.

6. COSTS AND EXPENSES. Borrower shall pay to Agent all of Agent’s out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Credit Agreement, as amended and supplemented hereby, shall remain in full force and effect.

8. REPRESENTATIONS. Borrower represents and warrants to the Lender Group that (i) this Amendment has been duly authorized by its Board of Directors (or equivalent governing body), (ii) no consents are necessary from any third person for the execution, delivery or performance of this Amendment which have not already been obtained and a copy thereof delivered to Agent, and (iii) this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that the enforceability thereof against it may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally or by equitable principles of general application (whether considered in an action at law or in equity).

9. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

10. MULTIPLE COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in multiple counterparts, each of which constitute an original, but all of which taken together shall constitute but one agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

11. ELECTRONIC DELIVERY. Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission shall be no less effective than delivery of a manually executed counterpart.

12. BINDING AGREEMENT. It is understood and agreed that this Amendment shall be binding upon and shall inure to the benefit of the Lender Group and Borrower, and their respective successors and assigns.

13. ENTIRE AGREEMENT. This Amendment represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions concerning the subject matter hereof, whether oral or written.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

CAPTARIS, INC., as Borrower

By:	/s/ Peter Papano
Name:	Peter Papano
Title:	CFO

WELLS FARGO FOOTHILL, LLC, as Agent and as the sole Lender

By:	/s/ Michael Ganann
Name:	Michael Ganann
Title:	Vice President

ACKNOWLEDGEMENT BY GUARANTORS

Dated as of May 15, 2008

In order to induce the Lender Group to execute Amendment Number Two to Credit Agreement of even date herewith (the “Amendment”), amending that certain Credit Agreement (as amended, the “Credit Agreement”), dated as of January 2, 2008, among Captaris, Inc., the financial institutions party thereto as lenders (the “Lenders”) and Wells Fargo Foothill, LLC, as agent for the Lenders (in such capacity, the “Agent”), the undersigned hereby represent, warrant and agree that the undersigned have reviewed and approved the Amendment and that nothing contained therein shall diminish, alter, amend or otherwise affect the undersigned’s obligations under the Guaranty or any other Loan Document executed by them in connection with the Credit Agreement. The undersigned further confirm that each Loan Document executed by them shall continue in full force and effect and agrees that they shall continue to be liable under each such Loan Document in accordance with the terms thereof. The undersigned further confirm that (a) they have no defense, counterclaim or offset right whatsoever with respect to their obligations under the Loan Documents. Unless otherwise noted, any and all initially capitalized terms set forth in this Acknowledgment by Guarantors shall have the respective meanings ascribed thereto in the Credit Agreement, as amended by the Amendment.

INFORMATION MANAGEMENT RESEARCH, INC.

By:	/s/ Peter Papano
Name:	Peter Papano
Title:	CFO

CAPTARIS INTERNATIONAL, INC.

By:	/s/ Peter Papano
Name:	Peter Papano
Title:	CFO

CASTELLE

By:	/s/ Peter Papano
Name:	Peter Papano
Title:	CFO